UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 3, 2017

Date of Report (date of earliest event reported)

Sigma Designs, Inc.

(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47467 Fremont Blvd.

Fremont, California 94538

(Address of principal executive offices)

(510) 897-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Sigma Designs, Inc. (the “Company”) completed a review of the Company’s executive officer compensation policies and programs for fiscal 2018. This review consisted of, among other things, a review of the Company’s executive officer compensation philosophy, pay practices, the implementation of an executive incentive compensation plan, a review of market comparable data and the use of an independent compensation consultant.

The Committee approved a Fiscal 2018 Executive Officer Bonus Plan (the “Bonus Plan”), in which each of the Company’s executive officers is eligible to participate. The material terms of the Bonus Plan are as follows:

●

Annual bonuses are earned and paid based annually on achievement against annual goals. Quarterly bonuses are earned and paid quarterly based on achievement against quarterly goals. The specific annual and quarterly goals are based on achieving or exceeding certain financial performance targets, as well as individual performance metrics specific to the executive’s role within the Company. These targets are designed to reinforce a pay-for-performance culture at the Company. At the time the Committee established these objectives, it believed the targets were challenging but achievable based on its review of the Company’s operating plan and its assessment of the general economic environment.

●	Payouts under the Bonus Plan will be based on the level of attainment of the specified quarterly and annual objectives.

●	The total amounts amount payable in Fiscal 2018 for the attainment of the annual and quarterly objectives are as follows:

o	For the Company’s Chief Executive Officer, a total target cash bonus amount of 86% of base salary, or $335,000.

o	For the Company’s Chief Financial Officer, a total target bonus amount of 50% of base salary, or $150,000.

o	For the Company’s Chief Operating Officer, a total target bonus amount of 53% of base salary, or $160,990.06.

●

In addition, each of the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, may be entitled to a cash bonus of $100,000 for the attainment of certain strategic objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2017		SIGMA DESIGNS, INC.

	By:	/s/ Thinh Q. Tran
Thinh Q. Tran President and Chief Executive Officer (Principal Executive Officer)